Exhibit 99.1

FOR IMMEDIATE RELEASE: September 4, 2008	NEWS OTCBB: ELDO

Eldorado Artesian Springs Retains Organic Food Brokers to Open New Western Markets for Company’s Growing Product Line

Louisville, Colorado, September 4, 2008 – Eldorado Artesian Springs, Inc. (OTCBB: ELDO) today announced that it has retained Organic Food Brokers to expand the Company’s distribution throughout the Rocky Mountain Region and to the West Coast. Organic Food Brokers, which represents many leading organic brands, becomes the Company’s first broker focused outside of Colorado. The Company will represent Eldorado Artesian Springs to the natural, conventional and mass retail markets.

Doug Larson, president and CEO, said growing demand for the Company’s new Organic Vitamin Charged Spring Water as well as strong sales of core spring water offerings led management to expand its broker representation with an eye toward opening new Western markets and accelerating overall sales growth.

“Our decision to expand distribution outside of our traditional markets is based on growing sales momentum, highlighted by our first $1.0 million month in July and by steadily growing demand for our new organic products,” Larson said. “Organic Food Brokers is a premier name in the organic segment and is well positioned to represent our products to its clients throughout the Western United States. This decision is a key element of an aggressive growth strategy designed to establish Eldorado Artesian Springs as a national player in the enhanced spring water business.”

Larson added that Organic Food Brokers will also assume management of the local and regional food broker network with the goal of adding a significant number of new retail outlets for Eldorado’s enhanced spring water products over the next 12 months in the Western and Southwestern U.S. Additionally, they will leverage the nation’s largest natural foods distributor, adding four additional distribution centers on the West Coast, which service 8,000 retail outlets.

Organic Food Brokers (OFB), based in Boulder, Colorado, is one of the nation’s largest food brokers, specializing exclusively in the organic and natural foods segment. OFB’s web site is http://www.organicfoodbrokers.com. Products the Company represents generate more than $1.5 billion in annual sales. OFB’s clients include Two Moms in the Raw Organic Raw Granola and Snack Crackers, Ceres Organic Harvest/SoyaToo Whip Topping, Chuao Chocolatiers, Raw Revolution Organic Live Food Bars, 3rd Street Chai, Bellwether Farms Sheep Milk Cheese and Yogurt, Carr Valley Cheese’s Award Winning Artisan Cheese, Detour Activity Bars, Eldorado Natural Spring Water and Eldorado Organic Vitamin Waters, Fifibears Organic Frozen Baby Food, Grassland Dairy Products/Wuthrich Award Winning Butter, Grandma Lucy’s Organic Pet Treats, Modmix Organic Cocktail Mixes, Nairn’s Oatcake Crackers and Biscuits, Nurture by Nature Organic Ready to Drink Yerba Mate and Sunshine Burgers.

The Company’s Organic Vitamin Charged Spring Water was the subject of a feature story on CNBC’s PowerLunch program (a replay of the video is available at http://www.eldoradosprings.com).

About Eldorado Artesian Springs, Inc.
Eldorado Artesian Springs, Inc. is a leading bottler, marketer, and distributor of natural spring water beverages in the Rocky Mountains. The Company’s growing product portfolio includes the nation’s only Organic Vitamin Charged Spring Water, which was recently introduced in six flavors and has generated strong market acceptance. The Company also markets five-gallon and three-gallon bottles of water directly to homes and businesses, national retail grocery chains, and regional distributors. Additionally, the Company markets its water in smaller, more convenient size packaging to retail food stores. The source of the natural spring water is located on property owned by the Company in Eldorado Springs, Colorado. More information about the Company can be found at http://www.eldoradosprings.com.

Safe Harbor Statement
Some portions of this press release, particularly those describing Eldorado’s goals and strategies, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Eldorado is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of Eldorado, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Eldorado that it will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-KSB and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Eldorado undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contacts:

Doug Larson
Chief Executive Officer
Eldorado Artesian Springs, Inc.
303-499-1316
doug@eldoradosprings.com

Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
303-393-7044
jay@pfeifferhigh.com